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EXHIBIT 10.1   2003 NON-QUALIFIED STOCK COMPENSATION PLAN

                    THE 2003 BENEFIT PLAN OF NEW MEDIA, INC.

     NEW MEDIA, INC., a Delaware corporation (the "Company"), hereby adopts The 2003 Benefit Plan of New Media, Inc.'s employees (the "Plan") this 1st day of
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February 2003.  Under the Plan, the Company may issue shares of the Company's common stock or grant options to acquire the Company's common stock, par value $0.0001 (the "Stock"), from time to time to employees, directors, officers, consultants or advisors of the Company or its subsidiaries, all on the terms and conditions set forth herein. In addition, at the discretion of the Board of Directors, Shares may from time to time be granted under this Plan to other individuals, including consultants or advisors, who contribute to the success of the Company or its subsidiaries but are not employees of the Company or its subsidiaries, provided that bona fide services shall be rendered by consultants and advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

1.     Purpose of the Plan. The Plan is intended to aid the Company in
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maintaining and developing a management team, attracting qualified officers and employees capable of assuring the future success of the Company, and rewarding those individuals who have contributed to the success of the Company. The Company has designed this Plan to aid it in retaining the services of executives and employees and in attracting new personnel when needed for future operations and growth and to provide such personnel with an incentive to remain employees of the Company, to use their best efforts to promote the success of the Company's business, and to provide them with an opportunity to obtain or increase a proprietary interest in the Company. It is also designed to permit the Company to reward those individuals who are not employees of the Company but who management perceives to have contributed to the success of the Company or who are important to the continued business and operations of the Company. The above goals will be achieved through the granting of Shares.

2.     Administration of this Plan.  Administration of this Plan shall be
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determined by the Company's Board of Directors (the "Board").  Subject to
compliance with applicable provisions of the governing law, the Board may delegate administration of this Plan or specific administrative duties with respect to this Plan on such terms and to such committees of the Board as it deems proper (hereinafter the Board or its authorized committee shall be referred to as "Plan Administrators"). The interpretation and construction of the terms of this Plan by the Plan Administrators thereof shall be final and binding on all participants in this Plan absent a showing of demonstrable error. No member of the Plan Administrators shall be liable for any action taken or determination made in good faith with respect to this Plan. Any shares approved by a majority vote of those Plan Administrators attending a duly and properly held meeting shall be valid. Any shares approved by the Plan Administrators shall be approved as specified by the Board at the time of delegation.

3.     Shares of Stock Subject to this Plan.   The total number of shares issues
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pursuant to this Plan shall not exceed six million, five-hundred thousand
(6,500,000) shares. If any right to acquire Stock granted under this Plan is exercised by the delivery of shares of Stock or the relinquishment of rights to shares of Stock, only the net shares of Stock issued (meaning the shares of stock issued less the shares of Stock surrendered) shall count against the total number of shares reserved for issuance under the terms of this Plan.


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4.     Reservation of Stock on Granting of Rights.  At the time any right is
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granted under the terms of this Plan, the Company will reserve for issuance the number of shares of Stock subject to such right until that right is exercised or expires. The Company may reserve either authorized but unissued shares or issued shares reacquired by the Company.

5.     Eligibility.  The Plan Administrators may grant shares to employees,
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officers, and directors of the Company and its subsidiaries, as may be existing from time to time, and to other individuals who are not employees of the Company or its subsidiaries, including consultants and advisors, provided that such consultants and advisors render bona fide services to the Company or its subsidiaries and such services are not rendered in connection with the offer or sale of securities in a capital-raising transaction. In any case, the Plan Administrators shall determine, based on the foregoing limitations and the Company's best interests, which employees, officers, directors, consultants and advisors are eligible to participate in this Plan. Shares shall be in the amounts, and shall have the rights and be subject to the restrictions, as may be determined by the Plan Administrators, all as may be within the provisions of this Plan.

6.     Terms of Grants and Certain Limitations on Right to Exercise.
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a.     Each right to shares may its terms established by the Plan Administrators at the time the right is granted.

b. The terms of the right, once it is granted, may be reduced only as provided for in this Plan and under the express written provisions of the grant.

c. Unless otherwise specifically provided by the written provisions of the grant or required by applicable disclosure or other legal requirements promulgated by the Securities and Exchange Commission ("SEC"), no participant of this Plan or his or her legal representative, legatee, or distributee will be, or shall be deemed to be, a holder of any shares subject to any right unless and until such participant exercises his or her right to acquire all or a portion of the Stock subject to the right and delivers any required consideration to the Company in accordance with the terms of this Plan and then only as to the number of shares of Stock acquired. Except as specifically provided in this Plan or as otherwise specifically provided by the written provisions of any grant, no adjustment to the exercise price or the number of shares of Stock subject to the grant shall be made for dividends or other rights for which the record date is prior to the date on which the Stock subject to the grant is acquired by the holder.

d. Rights shall vest and become exercisable at such time or times and on such terms as the Plan Administrators may determine at the time of the grant of the right.

e. Grants may contain such other provisions, including further lawful restrictions on the vesting and exercise of the grant as the Plan Administrators may deem advisable.

f.     In no event may a grant be exercised after the expiration of its term.

g. Grants shall be non-transferable, except by the laws of descent and distribution.

7.     Exercise Price.   The Plan Administrators shall establish the exercise
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price payable to the Company for shares to be obtained pursuant to any purchase options which exercise price may be amended from time to time as the Plan Administrators shall determine.

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8.     Payment of Exercise Price.  The exercise of any option shall be
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contingent on receipt by the Company of the exercise price paid in either cash,
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certified or personal check payable to the Company.

9.     Withholding.  If the grant or exercise of any right is subject to
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withholding or other trust fund payment requirements of the Internal Revenue
Code of 1986, as amended (the "Code"), or applicable state or local laws, the Company will initially pay the recipient's liability and will be reimbursed by that person no later than six months after such liability arises and such person hereby agrees to such reimbursement terms.

10.     Dilution or Other Adjustment.  The shares of Common Stock subject to
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this Plan and the exercise price of outstanding options are subject to proportionate adjustment in the event of a stock dividend on the Common Stock or a change in the number of issued and outstanding shares of Common Stock as a result of a stock split, consolidation, or other re-capitalization. The Company, at its option, may adjust the grants and rights made hereunder, issue replacements, or declare grants void.

11.     Options to Foreign Nationals.   The Plan Administrators may, in order to
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fulfill the purpose of this Plan and without amending this Plan, grant Options to foreign nationals or individuals residing in foreign countries that contain provisions, restrictions, and limitations different from those set forth in this Plan and the Options made to United States residents in order to recognize differences among the countries in law, tax policy, and custom. Such grants shall be made in an attempt to give such individuals essentially the same benefits as contemplated by a grant to United States residents under the terms of this Plan.

12.     Listing and Registration of Shares.   Each grant shall be subject to the
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requirement that if at any time the Plan Administrators shall determine, in their sole discretion, that it is necessary or desirable to list, register, or qualify the shares covered thereby on any securities exchange or under any state or federal law, or obtain the consent or approval of any governmental agency or regulatory body as a condition of, or in connection with, the granting of such rights or the issuance or purchase of shares thereunder, such right may not be exercised in whole or in part unless and until such listing, registration, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Plan Administrators.

13.     Expiration and Termination of this Plan.  This Plan may be abandoned or
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terminated at any time by the Plan Administrators except with respect to any rights then outstanding under this Plan. This Plan shall otherwise terminate on the earlier of the date that is five years from the date first appearing in this Plan or the date on which the 6,500,000th share is issued hereunder.

14.     Amendment of this Plan.   This Plan may not be amended more than once
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during any six month period, other than to comport with changes in the Code or the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder. The Plan Administrators may modify and amend this Plan in any respect; provided, however, that to the extent such amendment or modification would cause this Plan to no longer comply with the applicable provisions of the Code governing incentive stock options as they may be amended from time to time, such amendment or modification shall also be approved by the shareholders of the Company.

ATTEST:
     Alton Perkins
/s/_______________________________
Alton  Perkins,  Chief  Executive  Officer

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     EXHIBIT A

     NOTICE OF EXERCISE





     (To be signed only upon exercise of Option)

TO: New Media, Inc.

     The undersigned, the owner of the attached Option, hereby irrevocably elects to exercise the rights to purchase thereunder ______________ shares of Common Stock of New Media, Inc. and herewith pays for the shares in the manner specified in the Option. The undersigned requests that the certificates for such shares be delivered to them according to instructions indicated below. If such shares are not all of the shares purchasable under the Option, the undersigned further requests that a new option certificate be issued and delivered to the undersigned for the remaining shares purchasable under the Option.

DATED this ________ day of ______________, 200-__.



By:_____________________________

INSTRUCTIONS FOR DELIVERY:

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